Exhibit 23.1


The Board of Directors
American Busing Corporation


We consent to the use in this Registration Statement on Form SB-2 of American Busing Corporation of our report dated September 9, 2002, related to the audit of the consolidated financial statements of American Busing Corporation at August 31, 2002 and for the period from August 5, 2002 (inception) through August 31, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Miller and McCollom

Miller and McCollom
Certified Public Accountants
Wheat Ridge, Colorado
December 5, 2002